Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT NO. 2
THIS JOINDER AGREEMENT NO. 2, dated as of June 2, 2014 (this “Agreement”), by and among BARCLAYS BANK PLC (in such capacity, the “Funding Incremental Term Loan Lender”), POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the GUARANTORS party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of January 29, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of May 1, 2014 (the “First Amendment”), and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Lenders party thereto from time to time, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent;
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request an increase in the existing Revolving Commitments and/or request new Incremental Term Loan Commitments by entering into one or more Joinder Agreements with the Incremental Revolving Loan Lenders and/or the Incremental Term Loan Lenders, as applicable;
WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested an Incremental Term Loan Commitment with an Increased Amount Date which is the Pending Acquisition Closing Date;
WHEREAS, subject to the terms and conditions of the Credit Agreement, this Agreement may, without the consent of any other Lenders, effect such amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Credit Agreement; and
WHEREAS, the Funding Incremental Term Loan Lender hereby agrees to commit to provide its Commitment as set forth on Schedule A annexed hereto; provided that the Commitment of the Funding Incremental Term Loan Lender shall be automatically reduced from the amount set forth on Schedule A annexed hereto to $545,797,500 if the conditions set forth in paragraph 1 below are not satisfied on the Increased Amount Date (the amount set forth on Schedule A annexed hereto, as may be reduced, the “Incremental Term Loan Commitment”).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
The Funding Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

The Funding Incremental Term Loan Lender hereby agrees to provide its Incremental Term Loan Commitment on the terms and subject to the conditions set forth below:

1.
Incremental Term Loan Commitment. Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the commitment of the Funding Incremental Term Loan Lender set forth on Schedule A annexed hereto shall be automatically reduced to $545,797,500 if the following conditions are not satisfied on the Increased Amount Date:

(a) no Default or Event of Default shall exist before or after giving effect to the proposed Borrowing contemplated hereby and the extensions of credit, if any, to be made on the Increased Amount Date;
(b) the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.11 of the Credit Agreement as of the last day of the most recently completed Measurement Period (assuming that the amendments set forth in the First Amendment were effective as of the date of such most recently completed Measurement Period) and as of the Increased Amount Date; and
(c) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct after giving effect to any qualification therein), except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

2.
Conditions Precedent. Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the Increased Amount Date with respect to the Incremental Term Loan Commitment hereunder shall not occur and no Borrowing under the Incremental Term Loan Commitment hereunder shall be available to the Borrower, until the following conditions are satisfied:

(a) The Pending Acquisition will be consummated concurrently with the initial funding of the Incremental Term Loan with respect to the Incremental Term Loan Commitment hereunder (the “Series A Incremental Term Loans”) in accordance with the Pending Acquisition Agreement. No conditions precedent to the consummation of the Pending Acquisition or other provision of the Pending Acquisition Agreement shall have been waived, modified, supplemented or amended (and no consent granted), in a manner materially adverse to the Arrangers or the Funding Incremental Term Loan Lender in its capacity as a Lender, in each case, without the consent of the Arrangers, not to be unreasonably withheld or delayed; provided that, without limitation, any increase or decrease in the Pending Acquisition consideration (other than working capital adjustments) shall not be deemed to be materially adverse to the Arrangers or the Funding Incremental Term Loan Lender so long as (i) any increase is funded by cash on hand or proceeds of an offering of the Borrower’s equity (the form of which will be reasonably satisfactory to the Arrangers) and (ii) any decrease is allocated to reduce, first, the Pending Acquisition Bridge Loans and second, the Incremental Term Loan Commitment;

(b) The Arrangers shall have received (A)(1) audited consolidated balance sheets of the Borrower as at the end of each of the two fiscal years immediately preceding, and ended more than 60 days prior to, the Increased Amount Date, and related statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of the Borrower for each of the three fiscal years immediately preceding, and ended more than 60 days prior to, the Increased Amount Date and (2) audited consolidated balance sheets of the Acquired Business as at the end of each of the two fiscal years immediately preceding, and ended more than 90 days prior to, the Increased Amount Date, and related statements of income, stockholders’ equity and cash flows of the Acquired Business for each of the three fiscal years immediately preceding, and ended more than 90 days prior to, the Increased Amount Date; (B) (1) an unaudited consolidated balance sheet of the Borrower as at the end of, and related statements of operations, comprehensive income (loss) and cash flows of the Borrower for, each fiscal quarter (and the corresponding quarter in the prior fiscal year), other than the fourth quarter of the Borrower’s fiscal year, subsequent to the date of the most recent audited financial statements of the Borrower and ended more than 40 days prior to the Increased Amount Date and (2) an unaudited consolidated balance sheet of the Acquired Business as at the end of, and related statements of income and cash flows of the Acquired Business for, each fiscal quarter (and, in the case of the statement of income and cash flows, the corresponding quarter in the prior fiscal year), other than the fourth quarter of the Acquired Business’ fiscal year, subsequent to the date of the most recent audited financial statements of the Acquired Business and ended more than 40 days prior to the Increased Amount Date; and (C) a customary pro forma balance sheet and customary pro forma statements of income of the Borrower giving effect to the acquisition of the Acquired Business and Dakota Pasta Growers Co. (“Dakota”) (subject to the limitations set forth below), together with the underlying audited and unaudited historical financial statements of the Acquired Business and Dakota, in each case meeting the requirements of SEC Regulation S-X for a Form S-3 registration statement (other than Rules 3-10 and 3-16 of SEC Regulation S-X), provided, however, that other than with respect to the acquisition of Dakota, the foregoing will be deemed not to require pro forma financial statements reflecting any acquisition completed or publicly announced since September 30, 2013 and prior to the date of the Pending Acquisition Agreement, or the underlying audited and unaudited historical financial statements of any such other acquisition; provided, further, that the foregoing will be deemed not to require pro forma financial statements reflecting the acquisition of Dakota for any interim period of the Borrower ending after December 31, 2013, unless the Borrower has actually prepared such pro forma financial statements;

(c) All costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses and recording taxes and fees) and other compensation contemplated by that certain Commitment Letter and that certain Fee Letter, each dated April 16, 2014, among the Borrower, Barclays Bank PLC, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and the other additional commitment parties from time to time party thereto payable to the Arrangers, the Administrative Agent, the commitment parties party thereto and the Funding Incremental Term Loan Lender on the Increased Amount Date and invoiced prior to such date shall, upon the initial borrowing of the Series A Incremental Term Loans, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Series A Incremental Term Loans);
(d) All third-party indebtedness of the Acquired Business for borrowed money (or guarantees thereof) existing and outstanding as of the Increased Amount Date (other than (A) that certain secured note issued to US Bancorp Equipment Finance, Inc. on November 25, 2009, (B) those certain obligations and guarantees with respect to the City of Wakefield Industrial Revenue Bonds and City of Lenox, Iowa Sewer Revenue Bonds, (C) that certain note issued on April 1, 2009 to Manitoba Egg Producers Cooperative, (D) that certain credit facility of the Acquired Business’ China joint venture partner, and the guarantee thereof and (E) any other indebtedness for borrowed money (or guarantees thereof) that the Arrangers and the Borrower mutually agree may remain existing and outstanding as of the Increased Amount Date) shall, upon the initial borrowing of the Series A Incremental Term Loans, have been, or will be substantially simultaneously be, repaid, redeemed, defeased or otherwise discharged, and any liens securing such indebtedness released;
(e) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified:
(i) an opinion from (A) Lewis, Rice & Fingersh, L.C., counsel to the Loan Parties, and (B) local or other counsel in each of the jurisdictions listed on Schedule B hereto, in each case as reasonably requested by the Administrative Agent, in the case of each of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent;
(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates, each properly executed by Responsible Officers of each Loan Party, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the First Amendment and that certain Joinder Agreement No. 1, dated as May 1, 2014, by and among the Incremental Revolving Loan Lenders party thereto, the Borrower and the Administrative Agent (the “First Joinder Agreement”);

(iii) a solvency certificate properly executed by the Chief Financial Officer of the Borrower substantially in the form of Exhibit A hereto, certifying the Borrower and its Subsidiaries are, on a consolidated basis after giving effect to the Pending Acquisition and the transactions contemplated hereby, Solvent;
(iv) a Committed Loan Notice in respect of the Series A Incremental Term Loans that is properly executed by a Responsible Officer of the Borrower and delivered in accordance with Section 2.02 of the Credit Agreement;
(v) a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 6.06 of the Credit Agreement is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 6.06 of the Credit Agreement; and
(vi) a certificate attesting to the compliance with clauses (a), (d) (f), (g) and (h) of this Section 1 on the Increased Amount Date properly executed by a Responsible Officer of the Borrower;
(f) The representations and warranties of the Borrower and each other Loan Party contained in Sections 5.01(a), 5.01(b), 5.02(a), 5.02(b)(i), 5.14, 5.19, 5.20, 5.21, 5.22 (other than the first sentence thereof) and 5.23 of the Credit Agreement will be true and correct in all material respects (except that any such representation qualified by materiality or material adverse effect will be true and correct in all respects);
(g) The representations and warranties made by or with respect to the Acquired Business in the Pending Acquisition Agreement that are material to the interests of the Arrangers or the Funding Incremental Term Loan Lender, in their capacities as such, shall be true and correct in all material respects only to the extent that the Borrower (or any of its affiliates) has the right to terminate its obligations under the Pending Acquisition Agreement or to decline to consummate the Pending Acquisition (in each case, in accordance with the terms of the Pending Acquisition Agreement) as a result of a breach of such representation or warranty;
(h) Except as disclosed in the disclosure schedules delivered by the Acquired Business to the Borrower in connection with the Pending Acquisition Agreement (as such schedules are in effect on the date thereof), or as set forth in any Borrower SEC Documents (as defined below) (excluding any disclosures contained therein under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein relating to information, factors or risks that are cautionary, predictive or forward-looking in nature, and (x) only to the extent that the relevance of any disclosed event, item or occurrence in such Borrower SEC Document to the matters covered by the condition set forth in this clause (h) is reasonably apparent as to such matters and (y) without giving effect to any amendment to any documents filed with the SEC on or after April 16, 2014), since December 28, 2013, there has not been any Event (as defined below) that, individually or in the aggregate with all other Events, has had or would reasonably be expected to have an Acquired Business Material Adverse Effect (as defined below).

As used in this clause (h), the term “Acquired Business Material Adverse Effect” means any Event that, individually or in the aggregate together with all other Events, (a) has or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Acquired Business and its Subsidiaries (as defined below) (taken as a whole), other than any Event or Events to the extent resulting from one or more of the following: (i) the effect of any change in the United States or foreign economies or capital, credit or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Acquired Business or any of its Subsidiaries operates; (iii) the effect of any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof or as of the date of the Pending Acquisition Agreement; (iv) the effect of any action taken by the Borrower or any of its Affiliates (as defined below) with respect to the transactions contemplated by the Pending Acquisition Agreement or with respect to the Acquired Business or any of its Subsidiaries; (v) the effect of any earthquakes, hurricanes, tornadoes or other natural disasters; (vi) the effect of any changes in (A) applicable foreign, federal, state or local law, statute, code, ordinance, rule or regulation of any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) or (B) GAAP; (vii) any effect resulting from the public announcement of the Pending Acquisition Agreement; or (viii) any effect resulting from compliance with the terms of the Pending Acquisition Agreement or the consummation of the transactions contemplated by the Pending Acquisition Agreement; provided, however, that any Event or Events set forth in the foregoing clauses (i), (ii), (v) or (vi) may be taken into account in determining whether there has been or is an Acquired Business Material Adverse Effect, to the extent such Event or Events have, or are reasonably expected to have, a disproportionate adverse effect on the assets, liabilities, business, results of operations or condition (financial or otherwise) of the Acquired Business and its Subsidiaries (taken as a whole) relative to other Persons similarly situated; or (b) would, or would reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by the Pending Acquisition Agreement.
As used in the foregoing definition of Acquired Company Material Adverse Effect (and in the definitions in this clause (h)):
(i) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether (A) through ownership of voting securities, (B) by contract, indenture, note, bond, lease, license, commitment, obligation, instrument, arrangement, understanding, or other agreement to which a Person is bound or to which its assets or properties are subject, whether oral or written, and any amendments or supplements thereto or (C) otherwise;

(ii) “Borrower SEC Documents” means the Form 10-K for the Acquired Business’ reporting Subsidiary for the fiscal year ended December 28, 2013 filed with the SEC on March 21, 2014 and any other forms, reports, schedules, statements, certificates, schedules and other documents filed or furnished by the Acquired Business or any of its Subsidiaries with the SEC after March 21, 2014 and at least two business days prior to the date of the Pending Acquisition Agreement;
(iii) “Event” means any event, change, effect, development, occurrence, circumstance, condition, matter or state of facts;
(iv) “Person” means any (A) individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, (B) government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) or (C) other entity; and
(v) a “Subsidiary” of any Person means any other Person of which 50% or more of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned or controlled, directly or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination thereof; and
(i) The Borrower shall have delivered to the Administrative Agent at least three business days prior to the Increased Amount Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested at least ten days prior to the Increased Amount Date.
As used in this Agreement, “Arrangers” means each of Barclays Bank PLC, Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate), Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC.

3.
Applicable Rate. The Applicable Rate for the Series A Incremental Term Loans shall mean, as of any date of determination, 2.00% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 3.00% per annum for Eurodollar Rate Loans that are Series A Incremental Term Loans.

Notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Eurodollar Rate in respect of the Series A Incremental Term Loans be deemed to be less than 0.75% per annum.

4.	Principal Payments.
(a) Amortization. The Borrower shall make principal payments on the Series A Incremental Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series A Incremental Term Loans
September 30, 2014	$2,212,500
December 31, 2014	$2,212,500
March 31, 2015	$2,212,500
June 30, 2015	$2,212,500
September 30, 2015	$2,212,500
December 31, 2015	$2,212,500
March 31, 2016	$2,212,500
June 30, 2016	$2,212,500
September 30, 2016	$2,212,500
December 31, 2016	$2,212,500
March 31, 2017	$2,212,500
June 30, 2017	$2,212,500
September 30, 2017	$2,212,500
December 31, 2017	$2,212,500
March 31, 2018	$2,212,500
June 30, 2018	$2,212,500
September 30, 2018	$2,212,500
December 31, 2018	$2,212,500
March 31, 2019	$2,212,500
June 30, 2019	$2,212,500

September 30, 2019	$2,212,500
December 31, 2019	$2,212,500
March 31, 2020	$2,212,500
June 30, 2020	$2,212,500
September 30, 2020	$2,212,500
December 31, 2020	$2,212,500
March 31, 2021	$2,212,500

(b) Maturity Date. The Borrower shall repay the Series A Incremental Term Loans in full on June 2, 2021 (the “Series A Incremental Term Loan Maturity Date”).

5.	Voluntary and Mandatory Prepayments.
(a) Scheduled installments of principal of the Series A Incremental Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments and repayments of the Series A Incremental Term Loans in accordance with Sections 2.05, 2.06 and 2.07 of the Credit Agreement and clause (e) of this paragraph 5, respectively; provided that the Series A Incremental Term Loans and all other amounts under the Credit Agreement with respect to the Series A Incremental Term Loans shall be paid in full no later than the Series A Incremental Term Loan Maturity Date.
(b) If the Borrower or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 of the Credit Agreement (except pursuant to Section 7.05(j), Section 7.05(k) or Section 7.05(l) of the Credit Agreement)) which results in the realization by such Person of Net Cash Proceeds in excess of an aggregate amount of $25,000,000 per fiscal year, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of such Net Cash Proceeds in excess of such $25,000,000 no later than five (5) Business Days following receipt thereof by such Person (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (ii) and (iv) of Section 2.05(b) of the Credit Agreement).
(c) Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (b) or (d) of this paragraph 5, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of all Net Cash Proceeds received therefrom in excess of $25,000,000 per fiscal year no later than five (5) Business Days following receipt thereof by such Person (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (ii) and (iv) of Section 2.05(b) of the Credit Agreement).

(d) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending September 30, 2016), the Borrower shall, no later than 95 days after the end of such Fiscal Year, prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to (A) 50% of Consolidated Excess Cash Flow, if any, for such Fiscal Year; provided that if, as of the last day of such Fiscal Year, the Senior Secured Leverage Ratio is (x) less than 3.00:1.00 but greater than or equal to 2.00:1.00, such percentage of Consolidated Excess Cash Flow, if any, shall be 25% or (y) less than 2.00:1.00, such percentage of Consolidated Excess Cash Flow shall be shall be 0% less (B) an amount equal to the aggregate principal amount of Term Loans voluntarily prepaid by the Borrower during such Fiscal Year pursuant to Section 2.05(a) of the Credit Agreement with internally generated cash of the Borrower (and not from the proceeds of Indebtedness or the sale or issuance of Equity Interests and excluding any Term Loans purchased pursuant to Section 10.06(b)(vii) of the Credit Agreement), to be applied as set forth in clauses (ii) and (iv) of Section 2.05(b) of the Credit Agreement).
(e) Prepayments made pursuant to (x) Section 2.05(b)(i) of the Credit Agreement or (y) clauses (b), (c) or (d) of this paragraph 5 shall be applied as set forth in clauses (ii) and (iv) of Section 2.05(b) of the Credit Agreement, with such prepayments of the Series A Incremental Term Loans being allocated to the next four principal repayment installments thereof in direct order of maturity and, thereafter, on a pro rata basis to the remaining principal installments thereof and the repayment at the final maturity thereof.
As used in this Agreement, “Net Cash Proceeds” means with respect to any Disposition by the Borrower or any of its Subsidiaries, or any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or purchase price adjustment receivable or otherwise, but only as and when so received in cash or Cash Equivalents) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and Indebtedness consisting of Incremental Equivalent Debt), (B) the out-of-pocket expenses incurred (or reasonably expected to be incurred) by the Borrower or such Subsidiary in connection with such transaction, (C) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction, including any taxes payable as a result of any gain recognized in connection therewith (the “cash proceeds”); provided that, if the amount of any such estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or event resulting in the receipt by a Loan Party of Extraordinary Receipts, the aggregate amount of such excess shall constitute Net Cash Proceeds at the time such taxes are actually paid and (D) any reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (C) above) related to any of the applicable assets including, without limitation, any working capital adjustments, escrows, earn-outs, and similar items in connection with such transaction (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or event resulting in the receipt by a Loan Party of Extraordinary Receipts and deemed to be received on the date of such reduction); provided, further, that if (other than in connection with a Disposition pursuant to Section 7.05(l) of the Credit Agreement) a Responsible Officer of the Borrower shall deliver a certificate to the Administrative Agent prior to the date on which a prepayment of the cash proceeds is required to be made with respect to any Disposition or Extraordinary Receipt hereunder setting forth that the Borrower intends to reinvest such cash proceeds in assets useful in the business of the Borrower and its Subsidiaries within 360 days of receipt of such cash proceeds (provided that if, prior to the expiration of such 360 day period, the Borrower, directly or through a Subsidiary, shall have entered into a binding agreement providing for such investment on or prior to the date that is 180 days after the expiration of such 360 day period, such 360 day period shall be extended to the date provided for such investment in such binding agreement), such cash proceeds shall not constitute Net Cash Proceeds except to the extent not so reinvested by the end of such 360-day period (or such additional period, if applicable, provided for above).

As used in this Agreement, “Extraordinary Receipt” means any cash received by or paid to any Person as a result of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third party claim against, or liability of, such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.

6.
Prepayment Fees. The Borrower agrees to pay to each Incremental Term Loan Lender that has Series A Incremental Term Loans (each, a “Series A Incremental Term Loan Lender” and, collectively, the “Series A Incremental Term Loan Lenders”) the following prepayment fees, if any:

If on or before the date that is six months after the Increased Amount Date, there occurs any (i) prepayment or repayment of Series A Incremental Term Loans with the proceeds of, or any conversion of such Series A Incremental Term Loans into, any new debt financing or any replacement debt financing, in either case, bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Series A Incremental Term Loans (as such comparative rates are determined by the Administrative Agent) and (ii) any amendment to the Credit Agreement that, directly or indirectly, reduces the “effective” interest rate applicable to the Series A Incremental Term Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) (any such transaction or event described in (i) or (ii) above, a “Repricing Event”), then, simultaneously with the consummation of such Repricing Event, the Borrower shall pay to each Series A Incremental Term Loan Lender that refuses to consent to such amendment (which shall include each Series A Incremental Term Loan Lender that refuses to consent to an amendment if such Series A Incremental Term Loan Lender is required to make a mandatory assignment pursuant to Section 10.13 of the Credit Agreement in connection therewith) a fee (the “Repricing Fee”) in an amount equal to 1.00% of the aggregate principal amount of the Series A Incremental Term Loans so repriced or refinanced in such Repricing Event (such Repricing Fee to be allocated among the Series A Incremental Term Loan Lenders pro rata in accordance with the aggregate amount of Series A Incremental Term Loans of each such Series A Incremental Term Loan Lender so repriced or refinanced).

7.
Other Fees. The Borrower agrees to pay to the Administrative Agent, for the account of the Funding Incremental Term Loan Lender as of the Increased Amount Date, as fee compensation for the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder, an amount equal to 0.50% of the aggregate amount of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment, payable to the Funding Incremental Term Loan Lender out of the proceeds of any Loans as and when funded on the date hereof in respect of the Funding Incremental Term Loan Lender’s Incremental Term Loan Commitment hereunder.

8.	Credit Agreement Governs. Except as set forth in this Agreement, the Series A Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.	Borrower’s Certifications. By its execution of this Agreement, the Borrower hereby certifies that, as of the date hereof:

i.
the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct after giving effect to any qualification therein), except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date; and

ii.
the portion of the Incremental Term Loans (to be made pursuant to the Incremental Term Loan Commitments being requested on the date hereof) which satisfies the requirement of the definition of Pending Acquisition Incremental Term Loans does not exceed (x) $1,425,000,000 minus (y) the gross proceeds of any Pending Acquisition Securities and/or Pending Acquisition Bridge Loans in an aggregate amount in excess of $340,000,000.

10.	Eligible Assignee. By its execution of this Agreement, the Funding Incremental Term Loan Lender represents and warrants that it is an Eligible Assignee.

11.
Consents. For purposes of Section 10.06(b) of the Credit Agreement, the Borrower hereby consents to any assignee of the Funding Incremental Term Loan Lender or any of its Affiliates becoming a Series A Incremental Term Loan Lender in connection with the initial syndication of the Series A Incremental Term Loans to the extent the inclusion of such assignee in the syndicate had been disclosed to and agreed to by the Borrower prior to the Increased Amount Date.

12.	Notice. For purposes of the Credit Agreement, the initial notice address of the Funding Incremental Term Loan Lender shall be as set forth below its signature below.

13.
Foreign Lenders. For each Funding Incremental Term Loan Lender that is a Foreign Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Funding Incremental Term Loan Lender may be required to deliver to Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

14.
Recordation of the Series A Incremental Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series A Incremental Term Loans made by the Funding Incremental Term Loan Lender in the Register.

15.
Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.
Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

17.	Governing Law; Jurisdiction; Etc.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
THE PROVISIONS OF SECTIONS 10.14(B), (C) AND (D), 10.15, 10.16 AND 10.18 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

18.	Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

19.
Reaffirmation. The Borrower and each Guarantor hereby (a) acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the First Joinder Agreement and this Agreement and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with the Credit Agreement, the First Joinder Agreement and this Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

The Borrower and each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement or the First Joinder Agreement.
Nothing in this Agreement shall (i) constitute any waiver of any provisions of the Credit Agreement or any other Loan Document unless expressly set forth herein or (ii) be deemed to require the consent of any Guarantor to any future amendments to or waivers of the Credit Agreement or any other Loan Document, in whole or part.

20.
Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

22.
USA PATRIOT Act. Each of the Funding Incremental Term Loan Lender and the Administrative Agent (for itself and not on behalf of the Funding Incremental Term Loan Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow the Funding Incremental Term Loan Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or the Funding Incremental Term Loan Lender, provide all documentation and other information that the Administrative Agent or the Funding Incremental Term Loan Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

Funding Incremental Term Loan Lender:

BARCLAYS BANK PLC

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

Notice Address:	Barclays 745 7th Avenue New York, NY 10075

Attention:	Craig Malloy
Telephone:	(212) 526-7150
Facsimile:	(646) 758-4617

[Signature Page to Joinder Agreement No. 2]

Borrower:

POST HOLDINGS, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Secretary

Guarantors:

AGRICORE UNITED HOLDINGS INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

ATTUNE FOODS, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

CUSTOM NUTRICEUTICAL LABORATORIES, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

DAKOTA GROWERS PASTA COMPANY, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Joinder Agreement No. 2]

DNA DREAMFIELDS COMPANY, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

DYMATIZE ENTERPRISES, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

DYMATIZE HOLDINGS, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

GB ACQUISITION USA, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

GOLDEN ACQUISITION SUB, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

GOLDEN BOY NUT CORPORATION

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Joinder Agreement No. 2]

GOLDEN BOY PORTALES, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

GOLDEN NUT COMPANY (USA) INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

NUTS DISTRIBUTOR OF AMERICA INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

POST FOODS, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

PREMIER NUTRITION CORPORATION

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

PREMIER PROTEIN, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

[Signature Page to Joinder Agreement No. 2]

PRIMO PIATTO, INC.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

SUPREME PROTEIN, LLC

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

TA/DEI-A ACQUISITION CORP.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

TA/DEI-B1 ACQUISITION CORP.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

TA/DEI-B2 ACQUISITION CORP.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary

TA/DEI-B3 ACQUISITION CORP.

By	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary
Title: Secretary

[Signature Page to Joinder Agreement No. 2]

Consented to by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Daniel R. Van Aken
Name: Daniel Van Aken
Title: Director

[Signature Page to Joinder Agreement No. 2]

SCHEDULE A
TO JOINDER AGREEMENT NO. 2

Name of Lender	Type of Commitment	Amount
Barclays Bank PLC	Incremental Term Loan Commitment	$885,000,000
		Total: $885,000,000

[Schedule A to Joinder Agreement No. 2]

SCHEDULE B
JURISDICTIONS

California
Minnesota
New York
North Dakota
Ohio
Washington

[Schedule B to Joinder Agreement No. 2]